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                                                             Exhibit 10.04 (c) +

                           CHANGE OF CONTROL AGREEMENT

            THIS AGREEMENT, dated as of the 1st day of March, 2001, is made by and between MORTON'S RESTAURANT GROUP, INC., a Delaware corporation (the "Company"), and Agnes Longarzo (the "Executive").

            The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company and its subsidiaries will have the continued dedication of the Executive, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to the Company, and to provide the Executive with compensation and benefits arrangements upon a Change of Control. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

            1. Certain Definitions.

                  (a) The "Effective Date" shall be the first date on which a Change of Control occurs during the "Change of Control Period" (as defined in Section 1(b)). Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control, or (ii) otherwise arose in connection with or in anticipation of the Change of Control, then for all purposes of this Agreement, the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

                  (b) The "Change of Control Period" is the period commencing on the date hereof and ending on the third anniversary of such date; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate on the third anniversary of such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.

                  (c) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such person possesses, directly or indirectly, the power to (i) vote 15% or more of the securities having ordinary voting power for the election of directors of such corporation, or (ii) direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

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                  (d) "Person" means any individual, partnership, firm, trust, corporation or similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company, such partnership, limited partnership, syndicate or group shall be deemed a "Person."

                  (e) "Termination Date" means the date of receipt of written notice of termination or any later date specified in such written notice, as the case may be.

            2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean any of the following events:

                  (a) the acquisition by any Person who is not an Affiliate of the Company as of the date hereof of beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of the then outstanding voting securities of the Company, except pursuant to a public offering of securities of the Company;

                  (b) the sale or other transfer of all or substantially all of the assets of the Company to a Person who is not an Affiliate of the Company as of the date hereof;

                  (c) a merger, consolidation or other reorganization of the Company with a Person who is not an Affiliate of the Company as of the date hereof, and in which the Company is not the surviving entity; or

                  (d) individuals who, as of the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a director after the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company.

            3. Continuation Period; Terms of Employment. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Continuation Period"). During the Continuation Period, except as otherwise provided herein, the terms of the Executive's employment by the Company shall be as set forth in the Employment Agreement dated as of March 1st, 2001, between the Company and the Executive, as such agreement may be amended or restated from time to time (the "Employment Agreement"). In the event that the Employment Agreement shall be terminated prior to the end of the Continuation Period and no other employment agreement between the Executive and the Company shall then exist, the Executive's position, salary, bonus, fringe benefits and vacation privileges, and entitlement to participate in incentive, retirement, savings and welfare benefit plans, for the balance of the Continuation Period shall be at least commensurate in all material respects with the most favorable of those held or enjoyed at any time during the one-year period immediately preceding the Effective Date.


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            4. Termination of Employment.

                  (a) Cause. The Executive's employment may be terminated during the Continuation Period by the Company for Cause. "Cause" shall have the meaning given such term in the Employment Agreement; provided, that, in the event that the Employment Agreement shall be terminated prior to the end of the Continuation Period and no other employment agreement between the Executive and the Company shall then exist, "Cause" shall mean: (i) conviction of the Executive in a court of law of theft, embezzlement, fraud or any other felony which involves dishonesty or moral turpitude; or (ii) the Executive's habitual neglect of the Executive's duties (other than on account of the Executive's disability).

                  (b) Good Reason. The Executive's employment may be terminated during the Continuation Period by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall have the meaning given such term in the Employment Agreement; provided, that, in the event that the Employment Agreement shall be terminated prior to the end of the Continuation Period and no other employment agreement between the Executive and the Company shall then exist, "Good Reason" shall mean any one of the following events:

                        (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles, reporting requirements or responsibilities), authority or duties, or any other action by the Company which results in a diminution or other material adverse change in such position, authority or duties, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

                        (ii) the Company's requiring the Executive to be based at any office or location other than the office and location at which the Executive is currently based; or

                        (iii) any failure by the Company to comply with and satisfy Section 8(c) of this Agreement.

            For purposes of this Section 4(b), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

                  (c) Notice of Termination. Any termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason pursuant to this Agreement shall be communicated by written notice to the other party hereto given in accordance with Section 9(f) of this Agreement at least 10 days prior to such termination of employment.

            5. Obligations of the Company upon Termination.

                  (a) Termination of Employment for Good Reason or Other Than for Cause. If, during the Continuation Period, the Executive's employment with the Company is terminated other than for Cause, or the Executive shall terminate employment under this Agreement for Good Reason, the Company shall pay to the Executive in a lump sum in cash


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within 10 days after the Termination Date an amount equal to the product of (i)
2.99, multiplied by (ii) the "Base Amount," as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that to the extent any amounts payable to the Executive in connection with a Change of Control (whether pursuant to this Agreement or under any other employment agreement, employment arrangement or similar plan, contract or program of severance, collectively, the "Total Severance Benefits") would constitute "Parachute Payments," as defined in Section 280G(b)(2) of the Code, the Total Severance Benefits payable to the Executive shall be reduced to the extent necessary such that the Total Severance Benefits no longer constitute Parachute Payments. The Executive may elect, in her sole discretion, which of the Total Severance Benefits shall be eliminated or reduced (as long as after such election the Total Severance Benefits no longer constitute Parachute Payments). Except to the extent provided above, nothing in this Agreement shall require any reduction in amounts due to the Executive under her Employment Agreement. Any amounts payable under this Section 5(a) shall be reduced by any amounts paid or payable to the Executive pursuant to any provision of the Employment Agreement providing for payment to the Executive in connection with the Executive terminating her employment for Good Reason or the Company terminating her employment without Cause (discounting amounts payable over time under the Employment Agreement to their present value); provided, however, that in the event that (i) the amounts paid or payable under such provision of the Employment Agreement are reduced by reason of the Executive acquiring alternative employment, and (ii) after taking such reduced amounts into account (discounting the reduced amounts payable over time under the Employment Agreement to their present value) the amounts paid or payable under such provision of the Employment Agreement are less than the amounts payable under the first sentence of this Section 5(a), the Company shall be obligated to pay to the Executive an amount which results in aggregate payments to the Executive (discounting amounts payable over time under the Employment Agreement to their present value) which are equal to the amount payable under the first sentence of this Section 5(a). For purposes of this Section 5(a), the determination of whether payments to the Executive would constitute Parachute Payments shall be made by the Executive, in good faith.

                  (b) Termination of Employment for Cause or Other Than for Good Reason. If, during the Continuation Period, the Executive's employment is terminated by the Company for Cause, or is terminated by the Executive for other than Good Reason, this Agreement shall terminate without further obligation to the Executive, other than the obligation to pay to the Executive in a lump sum in cash within 30 days of the Termination Date, the Executive's salary through the Termination Date, plus the amount of all previously earned and accrued entitlements and benefits from the Company, including any such entitlements and benefits under the Company's pension, disability and life insurance plans, policies and programs.

            6. Certain Additional Payments by the Company.

                  (a) If applicable, in the case of compensation previously deferred by the Executive under any plan or program of deferred compensation maintained by the Company, the Company shall pay to the Executive all amounts previously deferred (together with any accrued earnings thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company in a lump sum in cash within 10 days after the Termination Date.


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                  (b) If, during the Continuation Period, the Executive is
terminated by the Company without Cause, or the Executive terminates employment with the Company for Good Reason, for a period of three years after the Termination Date, or such longer period as any plan, program, practice or policy may provide, the Company shall continue to provide at no cost to the Executive, except a cost equal to the lesser of (i) the cost to the Executive immediately prior to the Termination Date, or (ii) the cost to the Executive immediately prior to the Effective Date, all welfare benefits (including, but without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the Executive and/or the Executive's family which are at least as favorable as the most favorable plans, practices, programs or policies of the Company applicable to other peer Executives, but which are in no event less favorable than the most favorable plans, practices, programs or policies of the Company applicable to other peer Executives and their families during the 90-day period immediately preceding the Effective Date.

            7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as result of employment by another employer. In the event any amount due to the Executive under this Agreement is not paid within 10 days of request therefore, the Executive shall be entitled to receive interest at the highest interest rate applicable to the Company in its borrowing of funds from any third party during the period of nonpayment and if such rate is not determinable, or if higher, then at a rate two percent above the prime commercial lending rate announced by Citibank, N.A. in effect from time to time during the period of such nonpayment.

            8. Successors.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid


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which assumes and agrees to perform this Agreement by operation of law or otherwise, and the Company and such successor shall be jointly and severally liable hereunder.

            9. Miscellaneous.

                  (a) If the Executive dies prior to receiving amounts to which the Executive is entitled hereunder, such amounts shall be paid in a lump sum payment to the beneficiary designated in writing by the Executive and if no such beneficiary is designated, to the Executive's estate.

                  (b) Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

                  (e) The Executive and the Company acknowledge that prior to the Effective Date the employment of the Executive may be terminated pursuant to the provisions of the Employment Agreement, or if the Employment Agreement shall be terminated and no other employment agreement between the Executive and the Company shall then exist, by either party at will. Subject to Section 1(a) of this Agreement, upon a termination of the Executive's employment or upon the Executive's ceasing to be an officer of the Company, in each case, prior to the Effective Date, there shall be no further rights under this Agreement.

                  (f) All notices and other communications hereunder shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


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                      If to the Executive:

                      Agnes Longarzo
                      Morton's Restaurant Group, Inc.
                      3333 New Hyde Park Road
                      New Hyde Park, New York 11042

                      with a copy to:

                      Salamon, Gruber, Newman & Blaymore, P.C.
                      97 Powerhouse Road
                      Roslyn Heights, New York 11577
                      Attention:  David Gruber, P.C.

                      If to the Company:

                      Morton's Restaurant Group, Inc.
                      3333 New Hyde Park Road
                      New Hyde Park, New York 11042
                      Attn:  Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith, and in each case with a copy to Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attention: Marc Weingarten, Esq. Notice and communications shall be effective when actually received by the addressee.

                  (g) This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument originals.

                  (h) This Agreement shall be interpreted and construed in accordance with the laws of the State of New York, without regard to its choice of law principles. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                  (i) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (j) The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

                  (k) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.


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                  IN WITNESS WHEREOF, the Executive has hereunto set her hand and, pursuant to the authorization from its Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                            /s/ Agnes Longarzo
                                            ------------------------------------
                                            AGNES LONGARZO
                                            Vice President, Administration

                                            MORTON'S RESTAURANT GROUP, INC.

                                            By: /s/ Thomas J. Baldwin
                                                --------------------------------
                                            Title: Executive Vice President
                                                   Chief Financial Officer


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